                                                                    Exhibit 3.16

                           ARTICLES OF INCORPORATION

                                       OF

                    CORAL SPRINGS CONSTRUCTION COMPANY, INC.

      The undersigned subscribers to these articles of incorporation, each a natural person competent to contract, hereby associate themselves together to form a corporation under the laws of the State of Florida.

                                ARTICLE I. NAME

   The name of this corporation is: CORAL SPRINGS CONSTRUCTION COMPANY, INC.

                         ARTICLE II. NATURE OF BUSINESS

      The general nature of the business to be transacted by this corporation is:

      To manufacture, purchase or otherwise acquire, and to own, mortgage, pledge, sell, lease, exchange, assign, transfer, or otherwise dispose of, and to invest in, trade in, deal in and with, real and personal property, and services, of every class, kind and description; except that it is not to conduct a banking, safe deposit, trust, insurance, surety, express, railroad, canal, telegraph, telephone or cemetery company, a building and loan association, mutual fire insurance association, cooperative association, fraternal benefit society, state fair or exposition.

                           ARTICLE III. CAPITAL STOCK

      The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is:

      10,000 shares of common stock having a nominal or par value of $1.00 per share.

                          ARTICLE IV. INITIAL CAPITAL

      The amount of capital with which this corporation will begin business is Five Hundred Dollars.

                          ARTICLE V. TERM OF EXISTENCE

      This corporation is to exist perpetually.

                              ARTICLE VI. ADDRESS

      The initial post office address of the principal office of this corporation in the State of Florida is 9500 West Sample Road, Coral Springs, Florida. The Board of Directors may from time to time move the principal office to any other address in Florida.

                             ARTICLE VII. DIRECTORS
     This corporation shall have five directors, initially. The number of directors may be increased or diminished from time to time, by by-laws adopted by the stockholders, but shall never be less than three.

                        ARTICLE VIII. INITIAL DIRECTORS
     The names and post office addresses of the members of the first Board of Directors are:

     James S. Hunt       4040 Galt Ocean Drive, Fort Lauderdale, Florida

     J.P. Taravella      2641 Yacht Club Boulevard, Fort Lauderdale, Florida

     Richard J. Hunt     P.O. Box 8033, Coral Springs, Florida

     R. L. Hofmann       4010 Galt Ocean Drive, Fort Lauderdale, Florida

     John E. Flood       2453 Northeast 51st Street, Fort Lauderdale, Florida

                            ARTICLE IX. SUBSCRIBERS
     The name and post office address of each subscriber of these articles of incorporation, the number of shares of stock each agrees to take and the value of the consideration therefor are:

Name                     Address                                      Shares         Consideration
----                     -------                                      ------         -------------
James S. Hunt            4040 Galt Ocean Drive
                         Fort Lauderdale, Florida                     100            $100.00

J.P. Taravella           2641 Yacht Club Boulevard
                         Fort Lauderdale, Florida                     100             100.00

Richard J. Hunt          P.O. Box 8033
                         Coral Springs, Florida                       100             100.00

R. L. Hofmann            4010 Galt Ocean Drive
                         Fort Lauderdale, Florida                     100             100.00

John E. Flood            2453 Northeast 51st Street
                         Fort Lauderdale, Florida                     100             100.00


                              ARTICLE X. AMENDMENT
     These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at a stockholders' meeting by a majority of the stock entitled to vote thereon, unless all the directors and all the stockholders sign a written statement manifesting their intention that a certain amendment of these articles of incorporation be made.


/s/ JAMES S. HUNT                                 /s/ R. L. HOFMANN
------------------------------                    ------------------------------
James S. Hunt                                     R. L. Hofmann


/s/ J. P. TARAVELLA                               /s/ JOHN E. FLOOD
------------------------------                    ------------------------------
J. P. Taravella                                   John E. Flood

/s/ RICHARD J. HUNT
------------------------------
Richard J. Hunt

STATE OF FLORIDA

COUNTY OF BROWARD


     I HEREBY CERTIFY that on this day, before me, a Notary Public, duly authorized in the State and County named above to take acknowledgments, personally appeared

                         JAMES S. HUNT
                         J. P. TARAVELLA
                         RICHARD J. HUNT
                         R. L. HOFMANN
                         JOHN E. FLOOD

to me known to be the persons described as subscribers in and who executed the foregoing articles of incorporation, and acknowledged before me that they subscribed to those articles of incorporation.

     WITNESS my hand and official seal in the county and state named above this 25th day of December, 1966.


                                             /s/ [SIGNATURE ILLEGIBLE]
                                             -----------------------------------
                                             Notary Public


My commission expires:

[SEAL]

                     ARTICLES OF AMENDMENT TO THE ARTICLES
                                OF INCORPORATION
                                       OF

                    CORAL SPRINGS CONSTRUCTION COMPANY, INC.

     Pursuant to the provisions of Section 607.177 of the Florida General Corporation Act and Article X of the Articles of Incorporation, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation by unanimous consent and direction of its Directors and shareholders, on this 24th day of June, 1980:

                The name of the corporation is hereby amended to
                 be NEW COMMUNITY DEVELOPMENT GROUP CORPORATION

DATED: June 24, 1980.

                                     CORAL SPRINGS CONSTRUCTION COMPANY, INC.
                                             n/k/a
                                     NEW COMMUNITY DEVELOPMENT GROUP CORPORATION



                                     BY: /s/ W. BUNTEMEYER
                                        ------------------------------------
                                         W. Buntemeyer, President


                                     BY: /s/ A.N. MALANOS
                                        ------------------------------------
                                         A.N. Malanos, Secretary



STATE OF FLORIDA

COUNTY OF BROWARD

Before me the undersigned authority personally appeared W. Buntemeyer, President, who is to me well known to be the person described in an who subscribed the above Articles of Amendment to the Articles of Incorporation, and he did freely and voluntarily acknowledge before me according to law that he made and subscribed the same for the use and purposes therein mentioned and set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and may official seal, at Coral Springs in said County and State this 24th day of June, 1980.



                                           /s/ [SIGNATURE ILLEGIBLE]
                                     ------------------------------------
                                                 Notary Public

[SEAL]

                             ARTICLES OF AMENDMENT
                                     to the
                          CERTIFICATE OF INCORPORATION
                                       of
                  NEW COMMUNITY DEVELOPMENT GROUP CORPORATION
                              changing its name to
                          CORAL RIDGE PROPERTIES, INC.


     THE UNDERSIGNED CORPORATION, in accordance with Chapter 607.1001 Florida Statutes, hereby adopts the following Articles of Amendment to its Certificate of Incorporation:

                                   ARTICLE I

     The name of the Corporation is NEW COMMUNITY DEVELOPMENT GROUP CORPORATION and its Charter Number is 312563.

                                  ARTICLE II

     The following amendment to the Corporation's Certificate of Incorporation is hereby adopted:

     ARTICLE 1 of the Certificate of Incorporation is amended to read as follows:

     The name of this corporation shall be:

                          CORAL RIDGE PROPERTIES, INC.

                                  ARTICLE III

     The foregoing amendment to the Corporation's Certificate of Incorporation was adopted by the Corporation's sole shareholder on the 21st day of February, 1995, in accordance with Chapter 607.1006 Florida Statutes.

     IN WITNESS WHEREOF, the undersigned Corporation has executed these Articles of Amendment as of the 21st day of February, 1995.

                                                     NEW COMMUNITY DEVELOPMENT
                                                         GROUP CORPORATION

                                                     By: /s/ R.W. RAMSEY
                                                         -----------------------
                                                         R.W. Ramsey, President

                                                     [Corporate Seal]
Attest:

/s/ JAMES P. McGOWAN
------------------------------
James P. McGowan, Secretary

                         WAIVER, CONSENT AND RESOLUTION
                             OF BOARD OF DIRECTORS

     We constituting all the members of the Board of Directors of New Community Development Group Corporation, do hereby:

          (1) Waive notice of a meeting of the Board of Directors for the purpose of taking the action taken in the resolution below;

          (2) Consent to the taking of the action taken in the resolution below without a meeting;

          (3) Direct that this Waiver, Consent and Resolution be filed with the minutes of the Board of Directors; and

          (4) Resolve as follows:

     RESOLVED: The Corporation's Certificate of Incorporation shall be amended to change the Corporation's name to:

                          CORAL RIDGE PROPERTIES, INC.

     FURTHER RESOLVED: The President and Secretary of the Corporation are hereby authorized and directed to execute and file with the Florida Department of State, in Tallahassee, Florida. Articles of Amendment to the Corporation's Certificate of Incorporation not inconsistent with the foregoing resolution.

Dated: February 21, 1995


                                                  /s/ B.R. KOSTE
                                                  ------------------------------
                                                  B.R. Koste, Chairman


                                                  /s/ R.W. RAMSEY
                                                  ------------------------------
                                                  R.W. Ramsey, Director


                                                  /s/ R.E. FAUST
                                                  ------------------------------
                                                  R.E. Faust, Director

                            WRITTEN CONSENT BY SOLE
                             SHAREHOLDER IN LIEU OF
                             SPECIAL MEETING OF THE
                                 SHAREHOLDER OF
                  NEW COMMUNITY DEVELOPMENT GROUP CORPORATION

     The undersigned, being and constituting the sole shareholder of New Community Development Group Corporation, a Florida corporation, hereby consents and agrees to the foregoing corporate actions set forth in the Waiver, Consent and Resolution of the Board of Directors dated February 21, 1995.

                                            CORAL RIDGE PROPERTIES, INC.


                                            By: /s/ R.W. RAMSEY
                                                -----------------------------
                                                R.W. Ramsey
                                                Executive Vice President

Attest:

By: /s/ JAMES P. MCGOWAN
    ----------------------------
    James P. McGowan, Secretary